EXHIBIT 10.9

AMENDMENT AND RESTATEMENT OF THE
ENTERPRISE FINANCIAL SERVICES CORP.
DEFERRED COMPENSATION PLAN I
_______________

Article I
Establishment of Plan

     1.1. Purpose. The Board of Directors of Enterprise Financial Services Corp., a Delaware corporation, established the Plan originally effective December 20, 1999 to provide deferred compensation benefits to selected executives of the Corporation.

     1.2. Amendment and Restatement. The Plan is amended and restated as set forth herein to comply with Code Section 409A and to make other changes.

     1.3. Effective Date and Term. The Corporation adopts this amended and restated Plan effective as of January 1, 2005. Deferral Accounts to which Annual Deferrals under Section 4.1 and Corporation credits under Section 4.4 were credited with respect to Deferral Periods ending prior to January 1, 2005, including all earnings (including earnings credited after December 31, 2004) credited to such Deferral Accounts, shall to the extent such amounts were vested as of December 31, 2004 remain subject to the terms of the Plan document in effect on December 31, 2004 and this Amendment and Restatement of the Plan document shall not apply to such Deferral Accounts.

     1.4. Applicability of ERISA. This Plan is intended to be an unfunded, top-hat plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.

Article II
Definitions

     As used within this document, the following words and phrases have the meanings described in this Article II unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article II, but for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender. Any headings used are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

     2.1. Affiliated Company. Any corporation which is a member of the same controlled group of corporations determined by Code Section 1563(a) [without regard to Code Section 1563(a)(4) and (e)(3)(C)] of which the Company is a member.

     2.2. Annual Deferral. The amount of Basic Salary and/or Bonuses which the Participant elects to defer in each Deferral Period pursuant to Article 4.1 of the Plan.

     2.3. Basic Salary. A Participant’s base, annual salary for the applicable Plan Year.

     2.4. Beneficiary. Individual(s) or entit(ies) designated by a Participant in accordance with Section 14.6.

     2.5. Board. The Board of Directors of the Corporation.

     2.6. Bonus. Earnings and incentive compensation awarded to a Participant at the option of the Corporation which may or may not occur during each Plan Year.

     2.7. Code. The Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

     2.8. Committee. The Compensation Committee of the Board.

     2.9. Corporation. Enterprise Financial Services Corp. or, where the context so admits or requires, an Affiliated Company.

     2.10. Deferral Account or Accounts. The account or accounts established for a Participant pursuant to Section 5.1 of the Plan.

     2.11. Deferral Election. The election made by the Participant pursuant to Section 4.1 of the Plan.

     2.12. Deferral Period. The Plan Year.

     2.13. Disability. The disability of a Participant within the meaning of Code Section 409A(a)(2)(C).

     2.14. Effective Date. January 1, 2005.

     2.15. Eligible Employee. An employee of the Corporation or an Affiliated Company who is designated by the Board as an Eligible Employee.

     2.16. ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     2.17. Participant. Any individual who becomes eligible to participate in the Plan pursuant to Article III of the Plan.

     2.18. Participant Agreement and Deferral Election Form. The written agreement to defer Basic Salary and/or Bonuses made by the Participant. Such written agreement shall be in a form designated by the Corporation. In order to revoke a Participant Agreement and Deferral Election Form, the Participant must notify the Committee and the Plan Administrator of such revocation in writing and such revocation shall not be effective until January 1 of the Plan Year following the Plan Year in which such notification is provided to the Committee.

     2.19. Plan. The Enterprise Financial Services Corp. Deferred Compensation Plan I, as amended and restated.

     2.20. Plan Administrator. The Corporation unless the Corporation designates another individual, committee or entity to hold the position of the Plan Administrator.

     2.21. Plan Year. The 12-month period beginning each January 1 and ending on the following December 31.

     2.22. Rabbi Trust. A grantor trust that conforms to the terms of the model trust set forth in Internal Revenue Service Revenue Procedure 92-64 (or any Revenue Procedure or other Internal Revenue Service publication that supersedes Revenue Procedure 92-64), the assets of which shall be subject to the claims of the Corporation’s creditors in the event of the Corporation’s insolvency, and the creation of which does not trigger inclusion of any amounts deferred under this plan in the income of Participants.

     2.23. Retirement Date. The first day of the first month coincident with or next following the date on which a Participant reaches age 65 and has a Separation from Service. If a Participant continues employment with Corporation beyond age 65, the Retirement Date is the first day of the first month coincident with or next following the date on which Participant has a Separation from Service.

     2.24. Separation from Service. Termination of employment with the Company and all Affiliated Companies determined in accordance with the provisions of Treasury Regulation 1.409A-1(h).

     2.25. Valuation Date. Each business day of the Plan Year.

     2.26. Year of Service. Each consecutive twelve (12) month period during which a Participant is continually employed by the Corporation.

Article III
Eligibility and Participation

     3.1. Participation – Eligibility and Initial Period. Participation in the Plan is open only to Eligible Employees. Any employee first becoming an Eligible Employee (e.g., a new hire or promoted employee) shall become a Participant as of January 1 of the Deferral Period following the Deferral Period in which the Eligible Employee submits a properly completed and executed Participation Agreement and Deferral Election Form with the Plan Administrator, provided that the employee is still an Eligible Employee as of such date.

     3.2. Participation – Subsequent Entry into Plan. An Eligible Employee who fails or elects not to participate at the time of initial eligibility as set forth in Section 3.1 remains eligible to become a Participant in subsequent Plan Years as long as he continues his status as an Eligible Employee. In such event, the Eligible Employee may become a Participant effective as of January 1 of the Deferral Period following the Deferral Period in which the Eligible Employee submits a properly completed and executed Participation Agreement and Deferral Election Form.

Article IV
Contributions

     4.1. Deferral Election. Prior to the first day of a Deferral Period for which a Deferral Election is applicable, an Eligible Employee shall file with the Committee a Participation Agreement and Deferral Election Form indicating the amount of Annual Deferrals for such Deferral Period. After the Deferral Period commences, such Deferral Election is irrevocable and shall continue for the entire Deferral Period, except that it shall terminate upon the Participant’s Separation from Service.

     4.2. Maximum Deferral Election. A Participant may elect to defer up to twenty-five percent (25%) of Basic Salary and/or up to one hundred (100%) of Bonuses earned during a Deferral Period. A Deferral Election is automatically reduced if the Committee determines that such action is necessary to meet Federal or State legal requirements.

     4.3. Minimum Deferral Election. A Participant must elect to defer at least $2,400 during the Deferral Period from Basic Salary, Bonuses, or a combination of Basic Salary and Bonuses. If such amount is not elected, no Annual Deferral may be made with respect to such Deferral Period.

     4.4. Corporation Credits. The Corporation may, in its sole discretion, declare an amount to be credited to a Participant’s Deferral Account.

Article V
Accounts

     5.1. Deferral Accounts. Solely for recordkeeping purposes, the Plan Administrator shall establish a Deferral Account for each Participant for each Plan Year for which the Participant has made a Deferral Election. A Participant’s Deferral Account for a Deferral Period is (i) credited with the Annual Deferrals selected by him under Section 4.1, (ii) credited with amounts credited on his behalf by the Corporation under Section 4.4, (iii) credited (or charged, as the case may be) with the hypothetical or deemed investment earnings and losses determined pursuant to Section 5.3, and (iv) charged with distributions made to or with respect to the Participant and or his Beneficiary or Beneficiaries.

     5.2. Crediting of Deferral Accounts. Annual Deferrals attributable to a Participant’s Basic Salary under Section 4.1 are credited to a Participant’s Deferral Account as of the date on which such contributions are withheld from his Basic Salary. Annual Deferrals attributable to Bonuses under Section 4.1 are credited to a Participant’s Deferral Account as of the date on which the contribution would have otherwise been paid to the Participant. Amounts under Section 4.4 are credited to the Participant’s Deferral Account as of the date declared by the Corporation. Any distribution with respect to a Deferral Account is charged to that Account as of the date such payment is made by the Corporation or the trustee of any Rabbi Trust established for the Plan.

     5.3. Earning Credits or Losses. Amounts credited to a Deferral Account are credited with deemed net income, gain and loss, including the deemed net unrealized gain and loss based on hypothetical investment directions made by the Participant with respect to his Deferral Account on a form designated by the Corporation, in accordance with investment options and procedures adopted by the Corporation in its sole discretion, from time to time. Such earnings continue to accrue during any period in which installments are paid pursuant to Article VII.

     5.4. Hypothetical Nature of Accounts. The Plan constitutes a mere promise by the Corporation to make the benefit payments in the future. Any Deferral Account established for a Participant under this Article V is hypothetical in nature and is only maintained for the Corporation’s recordkeeping purposes so that any contributions and deemed investment earnings and losses on such amounts can be credited (or charged, as the case may be). Neither the Plan nor any of the Deferred Accounts (or subaccounts) or shall hold any actual funds or assets except as otherwise provided under a Rabbi Trust. The right of any individual or entity to receive one or more payments under the Plan is an unsecured claim against the general assets of the Corporation. Any liability of the Corporation to any Participant, former Participant, or Beneficiary with respect to a right to payment is based solely upon contractual obligations created by the Plan. The Corporation, the Board, the Committee and any individual or entity is or are not to be deemed to be a trustee or trustees of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, creates or is to be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and a Participant, former Participant, Beneficiary, or any other individual or entity. The Corporation may, in its sole discretion, establish a Rabbi Trust as a vehicle in which to place funds with respect to this Plan. The Corporation does not in any way guarantee any Participant’s Deferral Account against loss or depreciation, whether caused by poor investment performance, insolvency of a deemed investment or by any other event or occurrence. In no event shall an employee, officer, director, or stockholder of the Corporation be liable to any individual or entity on account of any claim arising by reason of the Plan provisions or any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment thereunder.

     5.5. Statement of Deferral Accounts. The Plan Administrator shall provide to each Participant quarterly statements setting forth the value of the Deferral Accounts maintained for such Participant.

Article VI
Vesting

     6.1. Vesting. The Corporation’s credits to a Participant’s Deferral Accounts under Section 4.4 and any deemed investment earnings attributable to such credits become one hundred percent (100%) vested and non-forfeitable when the Participant has five Years of Service with the Corporation. Prior to the time a Participant has five Years of Service with the Corporation, the Corporation’s credits to his Deferral Accounts under Section 4.4 and any deemed earnings attributable to such contributions are zero percent (0%) vested. Notwithstanding anything in this Section 6.1 to the contrary, a Participant becomes one hundred percent (100%) vested in the Corporation’s credits to his Deferral Accounts under Section 4.4, including any deemed investment earnings attributable to such amounts, upon his death or Disability while he is actively employed by the Corporation. All other amounts credited to a Participant’s Deferral Accounts are one hundred percent (100%) vested at all times.

Article VII
Benefits

     7.1. Retirement Date. Unless benefits have commenced pursuant to another section in this Article VII, the amount of a Participant’s benefits under this Plan are based on the vested amount credited to his Deferral Accounts as of the Valuation Date coinciding with his Retirement Date or, if no Valuation Date coincides with his Retirement Date, as of the Valuation Date which first occurs after his Retirement Date. Payment of amounts under this Section shall commence within thirty (30) days of the Participant’s Retirement Date in accordance with the payment methods elected by the Participant on his Participation Agreement and Deferral Election Forms.

     7.2. Disability. If a Participant suffers a Disability while employed with the Corporation and before he is otherwise entitled to benefits under this Article, he receives the vested amount credited to his Deferral Accounts as of the Valuation Date coinciding with the date on which the Participant incurs the Disability or, if no Valuation Date coincides with the date on which he incurs the Disability, as of the Valuation Date which first occurs after the date upon which he incurs a Disability. Payment of any amount under this Section commences within thirty (30) days of when the Participant incurs the Disability in accordance with the payment method elected by the Participant on his Participation Agreement and Deferral Election Form.

     7.3. Pre-Retirement Survivor Benefit. If a Participant dies before becoming entitled to benefits under this Article, the Beneficiary or Beneficiaries designated under Section 14.6, is or are paid, in a single, lump sum, a pre-retirement survivor benefit equal to the vested amount credited to the Participant’s Deferral Accounts as of the Valuation Date coinciding with the date of the Participant’s death or, if no Valuation Date coincides with his date of death, as of the Valuation Date which first occurs after his date of death. Payment of any amount under this Section shall be made within thirty (30) days of the Participant’s death, or if later, within thirty (30) days of when the Committee receives notification of or otherwise confirms the Participant’s death.

     7.4. Post-Retirement Survivor Benefit. If a Participant dies after benefits have commenced, but prior to receiving complete payment of benefits under this Article, the Beneficiary or Beneficiaries designated under Section 14.6, shall receive, in a single, lump sum, the vested amount credited to the Participant’s Deferral Accounts as of the Valuation Date coinciding with the date of the Participant’s death or, if no Valuation Date coincides with his date of death, as of the Valuation Date which first occurs after his date of death. Payment of any amount under this Section shall be made within thirty (30) days of the Participant’s death, or if later, within thirty (30) days of when the Committee receives notification of or otherwise confirms the Participant’s death.

     7.5. Termination. If a Participant has a Separation from Service before he becomes entitled to receive benefits by reason of any of the above Sections, he shall receive, in a single, lump sum, the vested amount credited to his Deferral Accounts as of the Valuation Date coinciding with the date of the Participant’s Separation from Service or, if no Valuation Date coincides with his Separation from Service, as of the Valuation Date which first occurs after such Separation from Service. Payment of any amount under this Section shall be made within thirty (30) days of the Participant’s Separation from Service.

     7.6. Change in Control. If a Change in Control occurs before a Participant becomes entitled to receive benefits by reason of any of the above Sections or before the Participant has received complete payment of his benefits under this Article, he shall receive a single, lump sum payment of the total amount credited to his Deferral Accounts as of the Valuation Date immediately preceding the date on which the Change in Control occurs. Payment of any amount under this Section shall commence within thirty (30) days of the occurrence of the Change in Control.

     For purposes of this Plan, a “Change in Control” shall be deemed to have occurred on the date on which any of the following four events has occurred:

          (a) A change in ownership of the Corporation, which shall be deemed to occur when:

     (i) any Person (other than the Corporation or any of its Affiliates, a trustee or other fiduciary holding securities of the Corporation under an employee benefit plan of the Corporation or any one or more of the Corporation’s directors as of the date this Plan is approved) becomes the beneficial owner of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities; or

     (ii) any Person (other than the Corporation or any of its Affiliates, or a trustee or other fiduciary holding securities of the Corporation under an employee benefit plan of the Corporation) becomes the beneficial owner of securities of Enterprise Bank and Trust Company (“ETC”) representing more than 50% of the combined voting power of ETC’s then outstanding securities, provided that such event shall constitute a Change in Control only with respect to Participants who are employed by ETC or a Subsidiary thereof and only with respect to such Participants’ Deferral Accounts that relate to employment with ETC or a Subsidiary thereof.

          (b) A change in ownership of a substantial portion of assets, which shall be deemed to occur upon:

     (i) consummation of a transaction in which any Person (other than a Person described in Treasury Regulation 1.409A-3(i)(5)(vii)(B)) acquires assets from the Corporation and its Subsidiaries that have a total gross fair market value of more than 50% of the total gross fair market value of all of the assets of the Corporation and its Subsidiaries immediately before such acquisition or acquisitions; or

     (ii) consummation of a transaction in which any Person (other than a Person described in Treasury Regulation 1.409A-3(i)(5)(vii)(B)) acquires assets from ETC and ETC’s Subsidiaries that have a total gross fair market value of more than 50% of the total gross fair market value of all of the assets of ETC and ETC’s Subsidiaries immediately before such acquisition or acquisitions, provided that such event shall constitute a Change in Control only with respect to Participants who are employed by ETC or a Subsidiary thereof and only with respect to such Participants’ Deferral Accounts that relate to employment with ETC or a Subsidiary thereof.

          (c) The replacement of a majority of members of the Corporation’s Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board before the date of their appointment or election, provided that for purposes of this provision, the term “Corporation” shall refer solely to Enterprise Financial Services Corp.

          (d) the consummation of a reorganization, merger or consolidation (a “Business Combination”) of the Corporation in which one of the events described in (a), (b) or (c) above also occurs; provided that, an event described in (a), (b) or (c) above shall not be deemed to have occurred if, following such Business Combination (i) all or substantially all of the Persons who were the beneficial owners, respectively, of Corporation’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination, (ii) no Person (excluding any Corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination except to the extent such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of the company resulting from the Business Combination are endorsed by a majority of the members of the Corporation’s Board at the time of the execution of the definitive agreement, or the action of the Board providing for such Business Combination.

     Notwithstanding anything in this Plan to the contrary, in applying the foregoing definition of Change in Control to any particular transaction or situation, the rules set forth in Treasury Regulation 1.409A-3(i)(5), including without limitation rules for identification of relevant corporations and attribution of stock ownership, shall govern and shall, to the extent necessary to cause such definition to comply with Code Section 409A, supersede any inconsistent provision herein. For purposes of the foregoing definition of Change in Control only, the following terms shall be defined as follows:

     “Affiliate” with respect to any person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

     “Beneficial owner” shall have the meaning ascribed to such term in Rule 13(d)(3) under the Securities Exchange Act of 1934, but only to the extent that such meaning is consistent with the concept of ownership under Treasury Regulation 1.409A-3(i)(5).

     “Control” With respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     “Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity, or “more than one person acting as a group” as such phrase is defined in Treasury Regulation 1.409A-3(i)(5)(v)(B) or 1.409A-3(i)(5)(vii)(C), as applicable (a “409A Group”), provided that such term shall include a 409A Group only to the extent that such 409A Group is also a “group” within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions.

     “Subsidiary” With respect to any Person, each corporation or other Person in which the first Person owns, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

     7.7. Payment Methods. Unless otherwise provided in this Article VII, a Participant may elect to receive payment of the vested amount credited to a Deferral Account in a single lump sum or in five (5), or ten (10) annual installments. This election must be made on the Participant Agreement and Deferral Election Form in advance of the corresponding Deferral Period. A different form of distribution may be elected with respect to each Deferral Account. Any installment payments shall be paid annually on the first practicable day after the distributions are scheduled to commence. Each installment payment shall be determined by multiplying the Deferral Account balance, as of the last Valuation Date immediately preceding the date upon which an installment is to be paid, by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments. A Participant, the payment of whose Account has not commenced as of December 31, 2008, shall make the election described in the immediately preceding sentence before January 1, 2009, with respect to Deferral Accounts relating to Plan Years commencing before January 1, 2009. Payment will commence, except as described in Section 7.8, within thirty (30) days of the occurrence of the event giving rise to the distribution.

     7.8. Six-Month Delay in Payments to Specified Employees. Notwithstanding anything in this Plan to the contrary, payment of benefits under Sections 7.1 or 7.5 to a Participant, who is a specified employee within the meaning of Code § 409A(a)(2)(B)(i) on his Retirement Date or date of termination of employment with the Corporation, shall commence as of the first day of the seventh month immediately following the month in which such termination of employment occurs. In this event, such Participant’s benefits under the Plan are based upon the vested amount credited to his Accounts as of the Valuation Date coinciding with the first day of such seventh month, or if no Valuation Date coincides with such date, as of the Valuation Date which first occurs after the first day of such seventh month.

Article VIII
In-Service Distributions

     8.1. Election of In-Service Distributions. A Participant may irrevocably elect for each Deferral Period, on the Participation Agreement and Deferral Election Form for such Deferral Period, to receive an amount in the future as an in-service distribution from his Deferral Account relating to such Deferral Period. Such Deferral Election shall state the percentage of the value of the Deferral Account to be paid and the date on which such in-service distribution is to be paid provided that such date is not earlier than five (5) years from January 1st of the Plan Year following the year of said election. For example: the earliest distribution date for the Deferral Account relating to the Plan Year ending December 31, 2009 would be January 1, 2014. This is calculated using January 1, 2009 as the “January 1st of the Plan Year following” plus five (5).

     8.2. Payment of In-Service Distributions. All in-service distributions shall be paid in a single, lump sum within thirty (30) days of the date stated on the Participation Agreement and Deferral Election Form and shall be based on the value of the Deferral Accounts as of the Valuation Date that coincides with the of the in-service distribution date or, if such date is not a Valuation Date, as of the Valuation Date which first occurs after such in service disbursement date.

     8.3. Termination Prior to In-Service Distribution Date. Notwithstanding a Participant’s election of an in-service distribution, in the event a Participant’s employment terminates for any reason pursuant to Article VII of the Plan and prior to such Participant receiving any in-service distribution, the Participant shall receive his Deferral Accounts according to the payment method designated in Article VII and no further benefits shall be paid pursuant to the Plan.

Article IX
Hardship Withdrawals

     9.1. Hardship Withdrawals. If a Participant incurs an unforeseeable emergency within the meaning of Code § 409A(a)(2)(B)(i), the Participant may make a written request to the Committee for a hardship withdrawal from his Deferral Accounts. Withdrawals of amounts because of unforeseeable emergencies are only permitted to the extent reasonably necessary to satisfy the emergency need but cannot exceed the vested amount of a Participant’s Deferral Accounts at the time of withdrawal. This section shall be interpreted in a manner consistent with Code Section 409A(a)(2)(B)(ii)(II). In the event of a hardship withdrawal under this Section, the Participant’s Annual Deferrals for the remainder of the Plan Year shall be suspended. Annual Deferrals may commence with the next following Plan Year provided the Participant completes the appropriate Participation Agreement and Deferral Election form prior to January 1 of the corresponding Plan Year.

Article X
Establishment of Trust

     10.1. Establishment of Trust. The Corporation may establish a Rabbi Trust for the Plan. If established, the Rabbi Trust shall be irrevocable and all benefits payable under this Plan to a Participant shall be paid directly from the Rabbi Trust. To the extent that such benefits are not paid from the Rabbi Trust, the benefits shall be paid from the general assets of the Corporation. Except as to any amounts paid or payable to a Rabbi Trust, the Corporation shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or his designated Beneficiaries shall not have any property interest in any specific assets of the Corporation other than the unsecured right to receive payments from the Corporation, as provided in this Plan.

Article XI
Plan Administration

     11.1. Plan Administration. The Plan shall be administered by the Committee, and such Committee may designate an agent to perform the recordkeeping duties. The Committee shall construe and interpret the Plan, including disputed and doubtful terms and provisions and, in its sole discretion, decide all questions of eligibility and determined the amount, manner and time of payment of benefits under the Plan. The determinations and interpretations of the Committee shall be consistently and uniformly applied to all Participants and Beneficiaries, including, but not limited to, interpretations and determinations of amounts due under this Plan, and shall be final and binding on all parties. The Plan at all times shall be interpreted and administered as an unfunded, deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any Participant or Beneficiary any right in any asset of the Corporation which is a right greater than the right of a general unsecured creditor of the Corporation.

Article XII
Non-alienation of Benefits

     12.1. Non-alienation of Benefits. The interests of Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered, attached or garnished. Any attempt by a Participant, his Beneficiary, or any other individual or entity to sell, transfer, alienate, assign, pledge, anticipate, encumber, attach, garnish, charge or otherwise dispose of any right to benefits payable shall be void. The Corporation may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated, encumbered, attached or garnished. Notwithstanding anything in this Section 12.1 to the contrary, a payment or payments may be made to satisfy a domestic relations order within the meaning of Code Section 414(p)(1)(B). The withholding of taxes from Plan payments, the recovery of Plan overpayments of benefits made to a Participant or Beneficiary, the transfer of Plan benefit rights from the Plan to another plan, or the direct deposit of Plan payments to an account in a financial institution (if not actually a part of an arrangement constituting an assignment or alienation) shall not be construed as assignment or alienation under this Article XII.

Article XIII
Amendment and Termination

     13.1. Amendment and Termination. The Corporation reserves the right to amend, alter or discontinue this Plan at any time. Such action may be taken in writing by any officer of the Corporation who has been duly authorized by the Corporation to perform acts of such kind. However, no such amendment shall deprive any Participant or Beneficiary of any portion of any benefit which would have been payable had the Participant’s employment with the Corporation terminated on the effective date of such amendment or termination. Notwithstanding the provisions of this Article XIII to the contrary, the Corporation may amend the Plan at any time, in any manner, if the Corporation determines any such amendment is required to otherwise conform the Plan to the provisions of any applicable law including, but not limited to, ERISA and the Code.

Article XIV
General Provisions

     14.1. Good Faith Payment. Any payment made in good faith in accordance with provisions of the Plan shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

     14.2. No Right to Employment. This Plan does not constitute a contract of employment, and participation in the Plan shall not give any Participant the right to be retained in the employment of the Corporation.

     14.3. Binding Effect. The provisions of this Plan shall be binding upon the Corporation and its successors and assigns and upon every Participant and his/her heirs, Beneficiaries, estates and legal representatives.

     14.4. Participant Change of Address. Each Participant and Beneficiary entitled to benefits shall file with the Plan Administrator, in writing, any change of post office address. Any check representing payment and any communication addressed to a Participant or Beneficiary or a former Participant or Beneficiary at this last address filed with the Plan Administrator, or if no such address has been filed, then at his last address as indicated on the Corporation’s records, shall be binding on such Participant and Beneficiary for all purposes of the Plan, and neither the Plan Administrator, the Corporation nor any other payer shall be obliged to search for or ascertain the location of any such Participant or Beneficiary. If the Plan Administrator is in doubt as to the address of any Participant or Beneficiary entitled to benefits or as to whether benefit payments are being received by a Participant or Beneficiary, it shall, by registered mail addressed to such Participant or Beneficiary at his last known address, notify such Participant or Beneficiary that:

(i) All unmailed and future Plan payments shall be withheld until Participant or Beneficiary provides the Plan Administrator with evidence of such Participant’s or Beneficiary’s continued life and proper mailing address; and

(ii) Participant’s or Beneficiary’s right to any Plan payment shall, at the option of the Committee, be canceled forever, if, at the expiration of five (5) years from the date of such mailing, such Participant or his Beneficiary shall not have provided the Committee with evidence of his continued life and proper mailing address.

     14.5. Notices. Each Participant and Beneficiary shall furnish to the Plan Administrator any information the Plan Administrator deems necessary for purposes of administering the Plan, and the payment provisions of the Plan are conditional upon the Participant or Beneficiary furnishing promptly such true and complete information as the Plan Administrator may request. Each Participant and Beneficiary shall submit proof of his age when required by the Plan Administrator. The Plan Administrator shall, if such proof of age is not submitted as required, use such information as is deemed by it to be reliable, regardless of the lack of proof, or the misstatement of the age of individuals entitled to benefits. Any notice or information which, according to the terms of the Plan or requirements of the Plan Administrator, must be filed with the Plan Administrator, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Plan Administrator, in care of the Corporation currently located at:

          Enterprise Financial Services Corp.
          Attn: Chief Financial Officer
          150 North Meramec
          Clayton, MO 63105

     14.6. Designation of Beneficiary. Each Participant shall designate, by name, on Beneficiary designation forms provided by the Plan Administrator, the Beneficiary(ies) who shall receive any benefits which might be payable after such Participant’s death. A Beneficiary designation may be changed or revoked without such Beneficiary’s consent at any time or from time to time in the manner as provided by the Plan Administrator, and the Plan Administrator shall have no duty to notify any individual or entity designated as a Beneficiary of any change in such designation which might affect such individual or entity’s present or future rights. If the designated Beneficiary does not survive the Participant, all amounts which would have been paid to such deceased Beneficiary shall be paid to any remaining Beneficiary in that class of beneficiaries, unless the Participant has designated that such amounts go to the lineal descendants of the deceased Beneficiary. If none of the designated primary Beneficiaries survive the Participant, and the Participant did not designate that payments would be payable to such Beneficiary’s lineal descendants, amounts otherwise payable to such Beneficiaries shall be paid to any successor Beneficiaries designated by the Participant, or if none, to the Participant’s spouse, or, if the Participant was not married at the time of death, the Participant’s estate.

     No Participant shall designate more than five (5) simultaneous Beneficiaries, and if more than one (1) Beneficiary is named, Participant shall designate the share to be received by each Beneficiary. Despite the limitation on five (5) Beneficiaries, a Participant may designate more than five (5) Beneficiaries provided such beneficiaries are the surviving spouse and children of the Participant. If a Participant designates alternative, successor, or contingent Beneficiaries, such Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple, alternative, successor or contingent beneficiaries. Any payments made under this Plan after the death of a Participant shall be made only to the Beneficiary or Beneficiaries designated pursuant to this Section.

     14.7. Claims. Any claim for benefits must initially be submitted in writing to the Plan Administrator. If such claim is denied (in whole or in part), the claimant shall receive notice from the Plan Administrator, in writing, setting forth the specific reasons for denial, with specific references to applicable provisions of this Plan. Such notice shall be provided within ninety (90) days of the date the claim for benefits is received by the Plan Administrator, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the claimant prior to the expiration of the initial ninety (90) day period. The extension notification shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision. Any such extension shall not exceed ninety (90) days. Any disagreements about such interpretations and construction may be appealed in writing by the claimant within sixty (60) days to the Plan Administrator. The Plan Administrator shall respond to such appeal within sixty (60) days, with a notice in writing fully disclosing its decision and its reasons, unless special circumstances require an extension of time for reviewing the claim, in which event notification of the extension shall be provided to the claimant prior to the expiration of the initial sixty (60) day period. Any such extension shall be provided to the claimant prior to the commencement of the extension. Any such extension shall not exceed sixty (60) days. No member of the Board, or any committee thereof, shall be liable to any individual or entity for any action take hereunder, except those actions undertaken with lack of good faith.

     14.8. Action by Board. Any action required to be taken by the Board pursuant to the Plan provisions may be performed by a committee of the Board, to which the Board delegates the authority to take actions of that kind.

     14.9. Governing Law and Venue. To the extent not superseded by the laws of the United States, the laws of the State of Missouri shall be controlling in all matters relating to this Plan. State and federal courts located in the State of Missouri have exclusive jurisdiction to determine all matters relating to the Plan and venue is proper in such courts.

     14.10. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be interpreted and enforced as if such illegal and invalid provisions had never been set forth.

     14.11. Withholding Taxes. A distribution pursuant to the Plan shall be subject to appropriate withholding taxes.

     14.12. Interpretation. Terms in the masculine shall include the feminine and terms in the singular shall include the plural, and vice versa, where ever the context so admits or requires.

     IN WITNESS WHEREOF, ENTERPRISE FINANCIAL SERVICES CORP. has adopted this Amendment and Restatement of the Enterprise Financial Services Corp. Deferred Compensation Plan I as of this 17 day of December, 2008.

ENTERPRISE FINANCIAL SERVICES CORP.

By:	/s/ Mark G. Murtha
Title:

ATTEST: